UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material under §240.14a-12

Guardion Health Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT REMINDER FOR GUARDION HEALTH SCIENCES, INC. STOCKHOLDERS

Time is short – please vote your shares for the

Annual Meeting of Stockholders on October 29, 2020

Your vote may impact the value of your investment

and the future of Guardion Health Sciences, Inc.

According to our latest records, we may not have received your vote – PLEASE VOTE TODAY!

If you have already voted, there is still time to change your vote!

KEY QUESTIONS OUR STOCKHOLDERS ARE ASKING REGARDING PROPOSAL 4: EXTENSION OF PREVIOUSLY AUTHORIZED REVERSE STOCK SPLIT

Question	Answer
What will happen to Guardion Health Sciences, Inc. if Proposal 4 (Extension of Previously Authorized Reverse Stock Split) does not pass?

Your vote “FOR” Proposal 4 at the Annual Meeting of Stockholders on October 29, 2020 is critically important. Guardion Health Sciences, Inc. is at risk of being delisted from the Nasdaq Capital Market after November 30, 2020. Such delisting would adversely impact the liquidity of the Company’s common stock. Nasdaq requires that a Company maintain a minimum bid price of $1.00 per share. The Company is requesting from its stockholders an extension of its current authorization to effectuate a reverse stock split (which expires December 5, 2020) to increase the per share price and bid price of the Company’s common stock in order to regain compliance with the $1.00 minimum bid price requirement of Nasdaq. Additionally, a reverse stock split would potentially make the Company’s common stock more attractive to certain institutional investors, which would provide for a stronger investor base.

If Proposal 4 is not approved, the Board of Directors will initiate the previously authorized reverse stock split in November 2020 in order to comply with Nasdaq’s continued listing requirements.

If Proposal 4 is approved, we intend to appeal any delisting order that Nasdaq issues after November 30, 2020, as we believe that having the continuing discretionary authority to implement a reverse stock split will increase the Company’s chances of receiving temporary relief (not to exceed 180 days from November 30, 2020) from Nasdaq. Such temporary relief will allow the Company additional time to execute on its business initiatives to generate greater stockholder value and hopefully increase the Company’s common share price.

The board of directors believes it is in your best interest to vote “FOR” Proposal 4 today.

Didn’t Stockholders authorize a Reverse Stock Split at last year’s annual meeting? Why is my vote so important?

Yes, our stockholders authorized a reverse stock split at last year’s annual meeting of stockholders to be effectuated up until December 5, 2020. To date, the Board of Directors has not implemented the reverse stock split. We are requesting an extension of that previous authorization from our stockholders so that our Board of Directors retains the flexibility necessary should a reverse stock split become necessary.

Approval of Proposal 4 requires support by at least a majority of the outstanding shares of common stock. So, while many Guardion Health Sciences, Inc. stockholders have been highly supportive of Proposal 4 to date, we have not yet received enough votes to meet that high standard. That is why your vote matters, no matter how many or how few common shares you own.

What happens if I don’t vote?	If you don’t vote or you abstain, it may count the same as a vote AGAINST Proposal 4.
Why do you keep contacting me?

Based on our current records, we believe that you may have not yet voted. Your vote could impact the value of your investment and we are making an intensive outreach to make sure stockholders understand how important their vote is - and to provide them with multiple opportunities to vote. We strongly believe it is in your best interest to vote “FOR” Proposal 4 today.

If you have already voted, there is still time for you to change your vote (see below).

Who can help me vote?	Our proxy solicitor, Kingsdale Advisors, can assist you with voting your shares and any questions you may have – please see below for their contact information.
If I’ve already voted, can I change my vote?

Yes. You may revoke your previously submitted proxy and reclaim your right to vote at any time before your proxy is voted at the Annual Meeting by submitting a later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. Your most current proxy card or Internet proxy is the one that will be counted. Your vote is important, so please act today!

Our proxy solicitor, Kingsdale Advisors, can assist in this process as well – please see below for their contact information.

OUR PROXY SOLICITOR (KINGSDALE ADVISORS) STANDS READY TO ASSIST YOU WITH THIS IMPORTANT VOTE

If you have questions about how to vote your shares, please contact our proxy solicitor,

Kingsdale Advisors

Strategic Stockholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone:

1-866-229-8874

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: +1 (416) 867-2272

This communication may be deemed to be solicitation material in respect of Proposal 4. On September 8, 2020, Guardion Health Sciences, Inc. filed a definitive proxy statement with the Securities and Exchange Commission (“Commission”) in connection with the 2020 Annual Stockholders’ Meeting. STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER SOLICITING MATERIALS THAT ARE FILED WITH THE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSALS TO BE VOTED UPON. The Company’s proxy statement and any other solicitation materials filed by the Company with the Commission can be obtained free of charge at the Commission’s website at www.sec.gov and at the investor relations section of the Company’s website at https://guardionhealth.com/sec-filings/. Stockholders may also write to the Company at the following address to request copies of these materials: Guardion Health Sciences, Inc., 15150 Avenue of Science, Suite 200, San Diego, California 92128. The Company, its directors and certain of its officers will be participants in the solicitation of proxies from stockholders in respect of the Annual Meeting. The Company has also engaged Kingsdale Advisors to aid in the solicitation of proxies. Detailed information regarding the identity of participants, and their respective interests in the Company by security holdings or otherwise, are set forth in the definitive proxy statement for the Annual Meeting. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

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